UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2021

Benessere Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39836	85-3223033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 SW 37th Avenue, Suite 510

Miami, FL 33130

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 467-5200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock, one Right and three-fourths of one Redeemable Warrant	BENEU	The NASDAQ Stock Market LLC

Class A Common Stock, par value $0.0001 per share	BENE	The NASDAQ Stock Market LLC

Rights, exchangeable into one-tenth of one share of Class A common Stock	BENER	The NASDAQ Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share Class A Common Stock for $11.50 per share	BENEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Information Non-Reliance on Previously Issued Financial Statement and Related Audit Report

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies” (“SPACs”) (the “Statement”). In the Statement, the SEC staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity.

On January 7, 2021, Benessere Capital Acquisition Corp., a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) of 11,500,000 units, including 1,500,000 units pursuant to the exercise of the underwriter’s over-allotment option in full (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), one right to receive one-tenth (1/10) of one Class A Common Stock upon the consummation of the Company’s initial business combination (“Right”) and three-fourths of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. On January 7, 2021, simultaneously with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of 360,000 Units (the “Private Placement Units”) to ARC Global Investments LLC at a purchase price of $10.00 per Private Placement Unit.

On January 7, 2021, both the outstanding Warrants and the warrants included in the Private Placement Units (collectively, the “Issued Warrants”) were accounted for as equity within the Company’s balance sheet, and after discussion and evaluation, including with the Company’s independent registered public accounting firm, Marcum LLP, (“Marcum”), the Company has concluded that its Issued Warrants should be presented as liabilities as of the January 7, 2021 IPO date, at fair value, with subsequent fair value changes to be recorded in its financial statements at each reporting period.

On May 24, 2021, the Audit Committee of the Board of Directors of the Company concluded, after discussion with the Company’s management, that the Company’s audited balance sheet as of January 7, 2021 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 14, 2021 (the “Form 8-K”) should no longer be relied upon due to changes required to reclassify the Issued Warrants as liabilities to align with the requirements set forth in the Statement. The Company plans to reflect this reclassification of the Issued Warrants in its upcoming Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, to be filed with SEC.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account.

In addition, the audit report of Marcum included in the Company’s Form 8-K filed on January 14, 2021 should no longer be relied upon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bennessere Capital Fintech Acquisition Corp.

	By:	/s/ Patrick Orlando
Name: Patrick Orlando
Title: Chief Executive Officer

Dated: May 24, 2021